Exhibit 99.1

Supermicro® Announces Suspension of Trading of Common Stock on Nasdaq
and its Intention to Appeal

SAN JOSE, Calif.-August 22, 2018 (BUSINESS WIRE)-- Super Micro Computer, Inc. (NASDAQ:SMCI) (the “Company”), a global leader in high performance, high-efficiency server, storage technology and green computing, today announced that, as expected, the Company received a notification letter from The Nasdaq Stock Market Hearings Panel (the “Panel”) on August 22, 2018, indicating that trading in the Company’s common stock on Nasdaq’s Global Select Market will be suspended effective at the open of business on August 23, 2018.

The Company previously announced on August 21, 2018 that it did not expect to regain compliance with the Nasdaq continued listing requirements by August 24, 2018, the deadline previously set by the Panel.

The Panel’s letter also stated that the Panel has determined to delist the Company’s shares from Nasdaq after applicable appeal periods have lapsed. The Company intends to appeal the Panel’s decision to the Nasdaq Listing and Hearing Review Council. During the appeal period, trading in the Company’s common stock on Nasdaq will remain suspended and Nasdaq will not delist the Company’s common stock pending such appeal. Once the Company has regained compliance with its SEC filing requirements, the Company intends to promptly request that Nasdaq lift the suspension in trading of its common stock or, in the event the common stock is delisted, to promptly apply to relist its common stock on Nasdaq or another national securities exchange.

While the Company’s common stock is suspended from trading on Nasdaq, the Company expects that its shares will be quoted on the OTC Markets under the trading symbol SMCI. For quotes or additional information on the OTC Markets, you may visit http://www.otcmarkets.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Such forward-looking statements may relate to, among other things, the Company’s continued efforts and ability to regain and maintain compliance with the Nasdaq Listing Rules, including its appeal of the Panel decision, the expectations of trading on the OTC Markets, and the Company’s ability to regain listing of its common stock on Nasdaq or another national stock exchange in the event that its shares are delisted. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including: any decision or action by Nasdaq with respect to the suspension and delisting of the Company’s common stock; the Company’s appeal of the Panel decision and any decision of the Nasdaq Listing and Hearing Review Council with respect thereto; the ability of the Company to file its delinquent and other SEC filings and regain compliance with the Nasdaq Listing Rules; and those other factors and risks contained in the Company’s filings with the SEC, including those factors discussed under the caption "Risk Factors" in such filings.

About Super Micro Computer, Inc.

Supermicro®, a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, AI/Deep Learning, 5G, Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-

optimized, computing solutions with NVMe storage support. Architecture innovations include BigTwin, TwinPro, FatTwin™, Ultra Series, MicroCloud, MicroBlade, SuperBlade®, Double-sided Storage®, and Resource-Saving Architecture. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets and accessories delivering unrivaled performance and value.
Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).
Supermicro, BigTwin, FatTwin, TwinPro, SuperBlade, Double-Sided Storage, SuperRack, Server Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc. All other brands, names and trademarks are the property of their respective owners.

SMCI-F

Super Micro Computer, Inc.
Perry G. Hayes, 408-895-6570
SVP, Investor Relations
PerryH@Supermicro.com